   As filed with the Securities and Exchange Commission on December 17, 2001

                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -----------------

                                  PEMSTAR INC.
             (Exact name of registrant as specified in its charter)

               Minnesota                                41-1771227
    (State or other jurisdiction of        (I.R.S. Employer Identification No.)
            incorporation)

                           3535 Technology Drive N.W.
                           Rochester, Minnesota 55901
                                 (507) 288-6720
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

          Allen J. Berning                               Copy to:
      3535 Technology Drive N.W.                    Jonathan B. Abram
      Rochester, Minnesota 55901                  Dorsey & Whitney LLP
           (507) 288-6720                         50 South Sixth Street
 (Name, address, including zip code,        Minneapolis, Minnesota 55402-1498
   and telephone number, including                  (612) 340-2600
  area code, of agent for service)

                               -----------------

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _______________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _______________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         CALCULATION OF REGISTRATION FEE

                                              Amount to     Proposed maximum      Proposed maximum
           Title of securities                    be       offering price per    aggregate offering      Amount of
             to be registered                 registered         unit(1)            price(1)(2)       registration fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share(3)(4)      -                 -                    -                   -
Preferred Stock, par value $.01 per share(4)      -                 -                    -                   -
          Debt Securities(5)(6)                   -                 -                    -                   -
         Depositary Shares(4)(7)                  -                 -                    -                   -
         Securities Warrants(8)                   -                 -                    -                   -
                Units(9)                          -                 -                    -                   -
-------------------------------------------
             Total Securities                $200,000,000         100%              $200,000,000          $47,800

(1) Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3. Securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies, currency units or composite currencies. Securities registered hereby may be sold separately, together or in units with other securities registered hereby.
(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o). The proposed maximum offering price will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered in this registration statement.
(3) The aggregate amount of common stock registered hereunder is limited, solely for purposes of any at the market offerings, to that which is permissible under Rule 415(a)(4) of the Securities Act of 1933, as amended.
(4) Such indeterminate number of shares of preferred stock and common stock, and such indeterminate number of depositary shares, as may be issued from time to time at indeterminate prices. In addition to any preferred stock, common stock and depositary shares that may be issued directly under this registration statement, there are being registered hereunder such indeterminate number of shares of preferred stock and common stock, and such indeterminate number of depositary shares, as may be issued upon conversion or exchange of debt securities, preferred stock or depositary shares, as the case may be, for which no separate consideration will be received by the registrant.
(5) If any debt securities are issued at an original issue discount, then such greater amount as may be sold for an aggregate initial offering price of up to the proposed aggregate offering price set forth above.
(6) In addition to any debt securities that may be issued directly under this registration statement, there is being registered hereunder such indeterminate amount of debt securities as may be issued upon conversion or exchange of other debt securities, preferred stock or depositary shares, for which no consideration will be received by the registrant.
(7) Depositary shares will represent fractional interests in preferred stock registered hereby.
(8) Securities warrants will represent rights to purchase debt securities, preferred stock or common stock registered hereby.
(9) Units may consist of two or more of the securities listed in the calculation of registration fees table offered and sold together.

                               -----------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                Subject to Completion, dated December 17, 2001



PROSPECTUS
                                 PEMSTAR INC.

                                 $200,000,000

                                 Common Stock
                                Preferred Stock
                                Debt Securities
                               Depositary Shares
                              Securities Warrants
                                     Units

The securities covered by this prospectus will be sold from time to time by Pemstar. We may offer the securities independently or together in any combination, called "units," for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date.

We will provide the specific terms and prices of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Our common stock is traded on the Nasdaq National Market under the symbol "PMTR." On December 14, 2001, the last reported sale price of our common stock as reported on the Nasdaq National Market was $13.88 per share.

                                 ---------------

   Investing in the securities involves risks. "Risk Factors" begin on page 4.

                                 ---------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                  PEMSTAR INC.
                           3535 Technology Drive N.W.
                           Rochester, Minnesota 55901
                                 (507) 288-6720

                The date of this prospectus is December __, 2001.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using the "shelf" registration process. Under this process, we may sell our:

         o   common stock;
         o   preferred stock;
         o   debt securities;
         o   depositary receipts;
         o   securities warrants; and
         o   units consisting of any combination of these securities.

         This prospectus provides you with a general description of these securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering of securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

         The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information."

                                TABLE OF CONTENTS


About This Prospectus.........................................................2
Forward-Looking Statements....................................................4
Risk Factors..................................................................4
About Pemstar Inc.............................................................6
Use of Proceeds...............................................................7
Ratio of Earnings to Fixed Charges and to Fixed Charges and
   Preferred Stock Dividends..................................................7
Description of Common Stock...................................................8
Description of Preferred Stock................................................9
Description of Debt Securities...............................................13
Description of Depositary Shares.............................................23
Description of Securities Warrants...........................................25
Plan of Distribution.........................................................30
Experts......................................................................31
Legal Matters................................................................31
Where You Can Find More Information..........................................31

                           FORWARD-LOOKING STATEMENTS

         This prospectus, the prospectus supplement and the documents incorporated by reference in this prospectus contain forward-looking statements based on our current expectations, assumptions, estimates and projections about ourselves and our industry. Forward-looking statements may be identified by the use of language such as "may," "will," "expect," "anticipate," "estimate," "should" or "continue," and similar language. These forward-looking statements involve risk and uncertainty. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of many factors, some of which are described in the following "Risk Factors" section and in the accompanying prospectus supplement and our reports to the SEC incorporated by reference into this prospectus. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

                                  RISK FACTORS

         Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below and any risk factors in the accompanying prospectus supplement and our reports to the SEC incorporated by reference into this prospectus along with the other information in this prospectus and the accompanying prospectus supplement before deciding whether to purchase any securities we may offer. If any of the following risks or the risks contained in the supplemental prospectus or our reports to the SEC actually occur, our business and operating results could be harmed. This could cause the value of the purchased securities to decline, and you may lose all or part of your investment.

Except for our common stock, there is no public market for the securities covered by this prospectus.

         Except for our common stock, no public market exists for the securities covered by this prospectus, and we cannot assure the liquidity of any market that may develop, the ability of the holders of the securities to sell their securities or the price at which the securities may be sold. We do not intend to apply for listing of the securities on any securities exchange or for quotation through the NASD Automated Quotation System. Future trading prices of the securities will depend on many factors including, among others, prevailing interest rates, our operating results and the market for similar securities.

Any debt securities that we may issue could contain covenants that may restrict our ability to obtain financing, and our noncompliance with one of these restrictive covenants could lead to a default with respect to those debt securities and any other indebtedness.

         If we issue debt securities covered by this prospectus or any future indebtedness, the securities or future indebtedness may be subject to restrictive covenants, some of which may limit the way in which we can operate our business and significantly restrict our ability to incur additional indebtedness or to issue preferred stock. Noncompliance with any covenants under this indebtedness, unless cured, modified or waived, could lead to a default not only with respect to that indebtedness, but also under any other indebtedness that we may incur. If this were to happen, we might not be able to repay or refinance all of our debt and, in particular, might not be able to repay any subordinated debt securities, since their repayment would be subordinated to the prior repayment of all senior debt outstanding at the time.

Provisions in our charter documents and Minnesota law may delay or prevent an unsolicited takeover effort to acquire our company, which could inhibit your ability to receive an acquisition premium for the securities.

         Provisions of our amended articles of incorporation and our amended and restated bylaws and provisions of Minnesota law may delay or prevent an unsolicited takeover effort to acquire our company on terms that you may consider to be favorable. These provisions include the following:

         o        No cumulative voting by shareholders for directors;

         o A classified board of directors with three-year staggered terms;

         o The ability of our board to set the size of the board of directors, to create new directorships and to fill vacancies;

         o The ability of our board, without shareholder approval, to issue preferred stock, which may have rights and preferences that are superior to our common stock;

         o        The ability of our board to amend the bylaws;

         o A shareholder rights plan, which discourages the unauthorized acquisition of 15% or more of our common stock or an unauthorized exchange or tender offer;

         o Restrictions under Minnesota law on mergers or other business combinations between us and any holder of 10% or more of our outstanding common stock; and

         o A requirement that at least two-thirds of our shareholders and at least two-thirds of our directors approve amendments of our articles of incorporation.

All payments on any subordinated debt that we may issue will be subordinated to the prior payment of any amounts due on any senior indebtedness that we may have issued.

         If we make a distribution to a creditor, the right of holders of any subordinated debt securities to receive payment of any amounts due to them--whether interest or principal--will be subordinated to the right of all holders of any senior indebtedness, as defined in the subordinated debt indenture, to receive prior payment of all amounts due to them. Similarly, if an event of default on any senior indebtedness occurs, until it has been cured, we may not be able to make any payments on account of any subordinated debt securities.

If we issue a large amount of debt, it may be harder for us to obtain financing, will increase the cost of our debt and may magnify the results of any default under any of our outstanding indebtedness.

         The issuance of debt securities could increase our debt-to-equity ratio or leverage, which may in turn make it harder for us to obtain future financing. In addition, the issuance of any debt securities will increase the cost of paying interest on our debt, except to the extent that the proceeds from the sales are used to repay other outstanding indebtedness. Finally, our level of indebtedness, and in particular any significant increase in it, may make us more vulnerable if there is a downturn in our business or the economy.

Our board of directors has the power to issue preferred stock and to designate the rights and preferences of that series of preferred stock that could adversely affect the voting power, dividend, liquidation and other rights of holders of our common stock.

         Under our articles of incorporation, our board of directors has the power to issue preferred stock and to designate the rights and preferences of that series of preferred stock. In connection with this, our board of directors may designate the new series any rights, preferences and privileges that the board of directors deems appropriate, including special dividend, liquidation and voting rights. The creation and designation of a new series of preferred stock could adversely affect the voting power, dividend, liquidation and other rights of holders of our common stock and, possibly, any other class or series of stock that is then in existence.

                               ABOUT PEMSTAR INC.

         We are a rapidly growing provider of electronics manufacturing and design services to original equipment manufacturers in the communications, computing, data storage, industrial and medical equipment markets. Electronics manufacturing and design services include:

         o Manufacturing services, including the assembly of electrical and mechanical components and products;

         o Engineering, design and test services, including the development of product specifications, manufacturing processes and equipment, and product testing systems;

         o Supply chain management, including materials procurement, identification of suppliers and inventory management; and

         o Fulfillment services, including delivery of completed products and components to end users and repair and replacement services for manufactured products and components.

Original equipment manufacturers design, build, market and sell new products to end users of these products. These manufacturers may outsource one or more of these functions to electronics manufacturing services providers.

         We provide a comprehensive range of electronics manufacturing services, including engineering, manufacturing and fulfillment services to our customers on a global basis through 18 facilities strategically located in North America, Asia, Europe and South America. Our comprehensive service offerings support our customers' needs from product development and design through manufacturing to worldwide distribution and aftermarket support. We offer our communications industry customers substantial expertise and experience in the optical and wireless components and systems markets that are experiencing rapidly growing demand for specialized engineering and manufacturing services.

         Over the past several years, we have completed a number of acquisitions and established new operations in order to expand our geographic presence, enhance our product and service offerings, diversify our customer base and increase our production capacity. Since May 1, 1999, we have completed six acquisitions to expand our operations to Almelo, the Netherlands; San Jose, California; Dunseith, North Dakota; Taunton, Massachusetts; Mountain View, California and Chaska, Minnesota. Since 1994, we also have opened facilities in Austin, Texas; Guadalajara, Mexico; Tianjin, China; Navan, Ireland; Singapore; Hortolandia, Brazil; Yokohama, Japan and Bangkok, Thailand, which have expanded our manufacturing and distribution capabilities and further broadened our customer base. We continue to actively pursue potential acquisitions to complement our internal growth and to expand our business.

         Our business is built on several specific characteristics, including the following:

         o We provide our customers with worldwide engineering and product design services by utilizing over 750 engineering professionals across all of our locations.

         o We focus substantial resources on the rapidly expanding communications industry and have developed specific expertise in optical and wireless components and systems market segments.

         o We complement our engineering capabilities with a comprehensive range of manufacturing, value-added component assembly, customized final system assembly and fulfillment services, such as worldwide distribution and aftermarket services.

         o We have established a global network of facilities in the world's major electronics markets--North America, Asia, Europe and South America--to serve the increasing outsourcing needs of both multinational and regional original equipment manufacturers.

                                 USE OF PROCEEDS

         Unless otherwise specified in an applicable prospectus supplemental, the net proceeds we receive from the sale of any of the securities offered by this prospectus will be available for working capital and other general corporate purposes. Pending that use, we may temporarily invest the net proceeds in short-term investments.

                    RATIO OF EARNINGS TO FIXED CHARGES AND TO
                   FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

         The ratio of earnings to fixed charges and of earnings to fixed charges and preferred stock dividends for each of the periods indicated is as follows:

                                --------------------------------------------------------------------------------
                                                             Year Ended March 31,
                                --------------------------------------------------------------------------------
                                      2001            2000            1999             1998            1997
                                 -------------    -------------   -------------    -------------   -------------
Ratio of Earnings to Fixed
Charges......................         1.82             1.70            3.38             8.77            4.98
                                 =============    =============   =============    =============   =============

Ratio of Earnings to Fixed
Charges and Preferred Stock
Dividends....................         1.82             1.70            3.38             8.77            4.98
                                 =============    =============   =============    =============   =============

                                         Six months
                                            ended
                                        September 30,
                                            2001
                                        -------------
Ratio of Earnings to Fixed
Charges...........................          2.17
                                        -------------
Ratio of Earnings to Fixed
Charges and Preferred Stock
Dividends.........................          2.17
                                        -------------

         For purposes of computing these ratios, earnings represent income from continuing operations before extraordinary items. Fixed charges represent interest expense, including amounts capitalized plus the interest factor in rental expenses. For purposes of calculating the ratios of earnings to fixed charges and preferred stock dividends, fixed charges would then be combined with preferred stock dividend requirements, adjusted to a pretax basis, on our outstanding preferred stock.

                           DESCRIPTION OF COMMON STOCK

General

         As of December 14, 2001, 36,595,816 shares of our common stock were outstanding. 113,404,184 shares of common stock, $.01 par value, remain authorized and unissued. Subject to the prior rights of any class or series of preferred stock then outstanding, holders of common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends. Subject to any rights of any outstanding preferred stock, all voting rights are vested in the holders of common stock. Each share of common stock is entitled to one vote. Subject to the prior rights of any class or series of preferred stock then outstanding, in the event of our liquidation, dissolution or winding up, holders of shares of common stock are entitled to receive pro rata any assets we may distribute to stockholders. Holders of common stock do not have any preemptive right to subscribe for additional securities that we issue. The outstanding shares of common stock are fully paid and nonassessable. The transfer agent and registrar for the common stock is Wells Fargo Shareowner Services.

Shareholder Rights Plan

         Each share of our common stock has one preferred stock purchase right attached to it. Each right entitles the registered holder to purchase one one-hundredth of a share of Series A junior participating preferred stock, par value $0.01 per share, at a price of $85.00 per one one-hundredth of a preferred share, subject to adjustment. The description and terms of the share purchase rights are set forth in a rights agreement dated August 11, 2000, between Pemstar and Wells Fargo Bank Minnesota, N.A., as rights agent, a copy of which is filed as an exhibit to the registration statement to which this prospectus relates. Because this summary is not complete, you should read the full text of the rights agreement if you would like additional information.

         In the event any person becomes the beneficial owner of 15% or more of the outstanding common stock, each holder of a share purchase right shall thereafter have a right to receive, upon exercise thereof at the then current aggregate exercise price, in lieu of preferred shares, such number of shares of our common stock having a current aggregate market price equal to twice the current aggregate exercise price. In the event that at any time after there is a beneficial owner of 15% or more of the outstanding common stock, we are acquired in certain mergers or other business combination transactions or 50% or more of our assets or earning power and our subsidiaries, taken as a whole, are sold, holders of the rights will thereafter have the right to receive, upon exercise thereof at the then current aggregate exercise price, such number of shares of common stock of the acquiring company or, in certain cases, one of its affiliates, having a current aggregate market price equal to twice the current aggregate exercise price.

         At any time after a person becomes the beneficial owner of 15% or more of the outstanding common stock, subject to certain exceptions, and prior to the acquisition by a person of 50% or more of the outstanding common stock, the board of directors may exchange all or part of the rights for common stock at an exchange ratio of one share of common stock per right, subject to adjustment.

         At any time before a person has become the beneficial owner of 15% or more of the outstanding common stock, the board of directors may redeem the rights in whole, but not in part, at a price of $0.01 per right, subject to adjustment. The redemption of the rights may be made effective at such time, on such basis and with such conditions as the board of directors in its sole discretion may establish.

         The rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire us pursuant to an offer that is not approved by the board of directors, unless the rights have been redeemed. However, the rights should not interfere with any tender offer or merger approved by the board because the board of directors may redeem the rights or approve an offer at any time prior to such time as any person becomes the beneficial owner of 15% or more of the outstanding common stock.

Minnesota Anti-Takeover Laws

         We are governed by the provisions of Sections 302A.671, 302A.673 and 302A.675 of the Minnesota Business Corporation Act. These provisions may discourage a negotiated acquisition or unsolicited takeover of us and deprive our shareholders of an opportunity to sell their shares at a premium over the market price.

         In general, Section 302A.671 provides that a corporation's shares acquired in a control share acquisition have no voting rights unless voting rights are approved in a prescribed manner. A "control share acquisition" is a direct or indirect acquisition of beneficial ownership of shares that would, when added to all other shares beneficially owned by the acquiring person, entitle the acquiring person to have voting power of 20% or more in the election of directors.

         In general, Section 302A.673 prohibits a public Minnesota corporation from engaging in a business combination with an interested shareholder for a period of four years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner. The term "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested shareholder. An "interested shareholder" is a person who is the beneficial owner, directly or indirectly, of 10% or more of a corporation's voting stock, or who is an affiliate or associate of the corporation, and who, at any time within four years before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the corporation's voting stock.
Section 302A.673 does not apply if a committee of our board of directors consisting of all of our disinterested directors (excluding our current and former officers) approves the proposed transaction or the interested shareholder's acquisition of shares before the interested shareholder becomes an interested shareholder.

         If a tender offer is made for our stock, Section 302A.675 of the Minnesota Business Corporation Act precludes the offeror from acquiring additional shares of stock (including in acquisitions pursuant to mergers, consolidations or statutory share exchanges) within two years following the completion of the tender offer, unless shareholders selling their shares in the later acquisition are given the opportunity to sell their shares on terms that are substantially the same as those contained in the earlier tender offer.
Section 302A.675 does not apply if a committee of our board of directors consisting of all of our disinterested directors (excluding our current and former officers) approves the proposed acquisition before any shares are acquired pursuant to the earlier tender offer.

                         DESCRIPTION OF PREFERRED STOCK

         This section summarizes the general terms and provisions of the preferred stock that may be offered by this prospectus. The prospectus supplement will describe the specific terms of any series of preferred stock offered under that prospectus supplement and any general terms outlined in this section that will not apply to that series of preferred stock.

         Because this is only a summary, it does not contain all of the details found in the full text of the certificate of designation containing the rights and preferences of the preferred stock. The certificate of designation will be filed or incorporated by reference as an exhibit to the registration statement to which this prospectus relates. For additional information, please read the full text of the certificate of designation. You should also read the discussion under "Description of Common Stock--Minnesota Anti-Takeover Laws" above, which applies to our preferred stock.

General

         Under our articles of incorporation, as amended, we are authorized without further shareholder action to issue up to 5,000,000 shares of preferred stock, $.01 par value, in one or more series, of which 1,500,000 shares of preferred stock have been designated as Series A junior participating preferred stock pursuant to our shareholder rights plan. See "Description of Common Stock--Shareholder Rights Plan." For shares of any series of preferred stock, our board of directors may determine:

         o        the number of shares and their designation or title;

         o        rights as to dividends;

         o        whether and upon what terms the shares will be redeemable;

         o the rights of holders upon the dissolution or distribution of our assets;

         o whether and upon what terms a sinking fund will be used to purchase or redeem the shares;

         o        whether and upon what terms the shares may be converted;

         o        the voting rights, if any, that will apply; and

         o        any additional rights and preferences of the series.

         Any shares of preferred stock will, when issued, be fully paid and nonassessable. They will not provide the holders with preemptive rights to subscribe for any additional securities we may issue. The transfer agent and registrar for any series of preferred stock will be specified in the prospectus supplement.

         Our preferred stock will have the dividend, liquidation, redemption, voting and conversion rights described in this section unless the prospectus supplement provides otherwise. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms of that series, including:

         o the title, stated value and liquidation preference and the number of shares offered;

         o        the initial public offering price;

         o the dividend rate or rates (or method of calculation), the dividend periods, the dates on which dividends will be payable and whether the dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will start to cumulate;

         o        any redemption or sinking fund provisions;

         o whether, under what circumstances and in what manner the series of preferred stock may be converted; and

         o        any additional rights and preferences of the series.

         We may elect to offer depositary shares evidenced by depositary receipts, each representing a fractional interest in a share of the particular series of preferred stock issued and deposited with a depositary.

Dividends

         Subject to the preferential rights as to dividends of holders of other series of our capital stock ranking prior to any series of the preferred stock, the holders of each series of preferred stock will be entitled to receive cash dividends, if declared by our board of directors or its duly authorized committee, out of funds that we legally may use to pay dividends. The prospectus supplement relating to a particular series of preferred stock will set forth the dividend rates and dates. The rates may be fixed or variable or both. If variable, the prospectus supplement will describe the formula used for determining the dividend rate for each dividend period. We will pay dividends to the holders of record as they appear on our stock books on the record dates fixed by our board of directors or its duly authorized committee.

         The prospectus supplement also will state whether the dividends on any series of preferred stock will be cumulative or noncumulative. If our board of directors does not declare a dividend payable on a dividend payment date on any noncumulative series of preferred stock, then the holders of that series will not be entitled to receive a dividend for that dividend period, and we will not be obligated to pay the dividend for that dividend period, whether or not the board of directors declares a dividend on that series on any subsequent date.

         Our board of directors will not declare or pay a dividend on any of our stock ranking, as to dividends, equal with or junior to any series of preferred stock unless full dividends on all series of preferred stock have been declared and paid (or declared and sufficient money is set aside for payment). Until full dividends have been paid (or declared and payment is set aside) on any of our capital stock ranking equal with any series of preferred stock as to dividends:

         o we will declare any dividends pro rata among preferred stock of each series offered under this prospectus and any other preferred stock ranking equal with any preferred stock offered under this prospectus (i.e., the dividends we declare per share on each series of preferred stock will bear the same relationship to each other that the full accrued dividends per share on each series of the preferred stock bear to each other);

         o other than these pro rata dividends, we will not declare or pay any dividends or make any distributions upon any security ranking junior to or equal with any preferred stock offered under this prospectus as to dividends or upon liquidation (except dividends or distributions paid for with securities ranking junior to any series of preferred stock as to dividends and upon liquidation); and

         o we will not redeem, purchase or otherwise acquire (or set aside money for a sinking fund for) any securities ranking junior to or equal with any series of preferred stock as to dividends or upon liquidation (except by conversion into or exchange for stock ranking junior to any series of preferred stock as to dividends and upon liquidation).

         We will not pay any interest or sum of money in lieu of interest with respect to any dividend payment or payments on any series of preferred stock which have not been made when due.

Redemption and Repurchase

         A series of preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase at the option of the holders, as described in the prospectus supplement. Preferred stock that we redeem will again become authorized but unissued shares of preferred stock that we may issue in the future.

         If a series of preferred stock is subject to mandatory redemption, the prospectus supplement will specify the number of shares that we will redeem each year and the redemption price. If shares of preferred stock are redeemed, we will pay all accrued and unpaid dividends on those shares to the redemption date. The prospectus supplement also will specify whether the redemption price will be payable in cash or other property. If the redemption price is payable only from the net proceeds of the issuance of our capital stock, the terms of the series of preferred stock may provide that if no capital stock has been issued or if the net proceeds from any issuance are insufficient to pay the full redemption price, then the applicable shares of preferred stock automatically and mandatorily will be converted into shares of another series of capital stock pursuant to conversion provisions specified in the prospectus supplement.

         If fewer than all of the outstanding shares of any series of preferred stock are to be redeemed, our board of directors will determine the number of shares to be redeemed. We will redeem the shares pro rata from the holders of record in proportion to the number of shares held by them (with adjustments to avoid redemption of fractional shares).

         Even though the terms of a series of preferred stock may permit redemption in whole or in part, if any dividends, including accumulated dividends, on that series are past due, we will not redeem less than all of the shares of that series of preferred stock until all dividends past due have been paid. However, we may purchase or acquire preferred stock of the series pursuant to a purchase or exchange offer, so long as the offer is made on the same terms to all holders of the series of preferred stock.

         We will give notice of a redemption by mail to each record holder of the shares to be redeemed between 30 and 60 days prior to the date fixed for redemption. We will mail the notices to the holders' addresses as they appear on our stock register. Each notice will state:

         o        the redemption date;

         o the number of shares and series of preferred stock to be redeemed;

         o        the redemption price;

         o the place or places where holders can surrender their preferred stock certificates for payment of the redemption price;

         o that dividends on the shares to be redeemed will cease to accrue on the redemption date; and

         o the date upon which any conversion rights as to the shares, if any, will terminate.

If we redeem fewer than all shares of any series of preferred stock held by any holder, we also will specify in the notice the number of shares to be redeemed from the holder.

         If we have given notice of the redemption and have provided the funds for the payment of the redemption price, then beginning on the redemption date:

         o the dividends on the shares of preferred stock called for redemption will no longer accrue;

         o        those shares will no longer be considered outstanding; and

         o the holders will no longer have any rights as shareholders with respect to those shares except the right to receive the redemption price.

When the holder properly surrenders the redeemed shares, the redemption price will be paid out of the funds we provided. If we redeem fewer than all of the shares represented by any certificate, we will issue a new certificate representing the unredeemed shares without cost to the holder.

Conversion or Exchange

         If any series of preferred stock may be converted or exchanged into shares of common stock, another series of preferred stock or debt securities, the prospectus supplement will state the terms on which shares of that series may be converted or exchanged.

Rights Upon Liquidation

         Unless the prospectus supplement states otherwise, if we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of shares of each series of preferred stock, and any other preferred stock ranking equal with that series of preferred stock under these circumstances, will be entitled to receive out of our assets that are available for distribution:

         o liquidation distributions in the amount stated in the prospectus supplement; and

         o all accrued and unpaid dividends (whether or not earned or declared) for the current dividend period and, if the series of preferred stock is cumulative, for all prior dividend periods before any distribution is made to holders of any securities ranking junior to the series of preferred stock. However, this right will be subject to any preferential rights of holders of our capital stock ranking prior to the series of preferred stock under these circumstances.

         Unless otherwise provided in the applicable prospectus supplement, neither the sale of all of our assets nor our merger or consolidation with any other corporation will be deemed to be a dissolution, liquidation or winding up of our business. If, upon any voluntary or involuntary liquidation, dissolution or winding up of our business, our assets that are available for distribution are insufficient to pay in full all amounts due to the holders of securities ranking equal with any series of preferred stock, then we will make a pro rata distribution to holders of our securities ranking equal with that series. After we pay the full amount of the liquidation distribution to which holders of the series of preferred stock are entitled, the holders will have no right or claim to any of our remaining assets.

Voting Rights

         Unless otherwise provided in the prospectus supplement, the holders of preferred stock will not be entitled to vote except as set forth below or as otherwise required by the Minnesota Business Corporation Act.

         If we issue shares of a series of preferred stock, each share will be entitled to one vote on matters on which holders of the series are entitled to vote. On matters on which holders of the series and holders of any other series of preferred stock are entitled to vote as a single class, voting power of the series will depend on the number of shares in the series, not the total stated value, liquidation preference or initial offering price of the shares of the series.

         A series of preferred stock also may have other voting rights, such as upon the occurrence of some events or relative to the taking of some actions. The prospectus supplement will describe any special voting rights relating to the series of preferred stock.

         As more fully described under "Description of Depositary Shares" below, if we elect to provide for the issuance of depositary shares representing fractional interests in a share of preferred stock, the holders of each depositary share will be entitled to a fraction of a vote.

                         DESCRIPTION OF DEBT SECURITIES

         This section describes the general terms and provisions of the debt securities that may be offered by this prospectus. A prospectus supplement will describe the specific terms of the series of debt securities offered under that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities. This prospectus provides only a summary description of the debt securities and related indentures. The amount of debt securities offered by this prospectus will be limited to the amount of securities described on the cover of this prospectus that we have not already issued or reserved for issuance. The indentures will not limit the total principal amount of debt securities that we may issue under the indentures.

         We may issue senior debt securities and subordinated debt securities. The senior debt securities and the subordinated debt securities will be issued under the senior indenture and the subordinated indenture, respectively, which will be between us and the trustee named in the prospectus supplement. These indentures will be qualified under the Trust Indenture Act. The forms of these indentures will be filed as exhibits to the registration statement of which this prospectus is a part. The debt securities may be issued either separately, together with, upon conversion of or in exchange for other securities.

                      Description of Senior Debt Securities

General

         This section summarizes the general terms and provisions of the senior debt securities that may be offered by this prospectus. The prospectus supplement will describe the specific terms of the series of the senior debt securities offered under that prospectus supplement and any general terms outlined in this section that will not apply to those senior debt securities. Because this is only a summary, it does not contain all of the details found in the full text of the senior indenture and the senior debt securities. If you would like additional information, you should read the form of senior indenture and the form of senior debt securities.

         The senior debt securities may be issued from time to time in one or more series. Senior debt securities issued under the senior indenture will be issued as part of a series that we have established pursuant to the senior indenture.

         The senior debt securities will be unsecured and will rank equally with our other unsecured, unsubordinated indebtedness.

         Unless the applicable prospectus supplement indicates otherwise, the senior debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000.

         Senior debt securities may be issued in the form of one or more global securities, as described below under "--Global Senior Debt Securities."

         There will be no service charge for any registration of transfer or exchange of the senior debt securities, but we may require you to pay any tax or other governmental charge payable in connection with a transfer or exchange of the senior debt securities.

         Senior debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. If a senior debt security is an original issue discount security, that means that an amount less than the principal amount of the senior debt security will be due and payable upon a declaration of acceleration of the maturity of the senior debt security pursuant to the senior indenture. The applicable prospectus supplement will describe the federal income tax consequences and other special factors which should be considered prior to purchasing any original issue discount securities.

         We will designate a place of payment where you can receive payment of the principal of and any premium and interest on the senior debt securities or transfer the senior debt securities. Unless the applicable prospectus supplement states otherwise, we will pay interest on the senior debt securities to the person listed as the owner of the senior debt securities in the security register at the close of business on the regular record date for the applicable interest payment date. Defaulted interest, however, may be paid to holders as of special record dates established in the manner set forth in the senior indenture.

         A prospectus supplement relating to a series of senior debt securities being offered will describe specific terms relating to the offering. These terms will include some or all of the following:

         o        the title and type of the senior debt securities;

         o any limit on the total principal amount of the senior debt securities;

         o the person to whom any interest on the senior debt securities will be payable, if other than the person in whose name they are registered on the regular record date for the interest;

         o the date or dates on which the principal of and premium, if any, on the senior debt securities will be payable;

         o the interest rate on the senior debt securities; the date from which interest will accrue; the record and interest payment dates on the senior debt securities; any circumstances under which we may defer interest payments; and the basis for calculating interest if other than a 360-day year of twelve 30-day months;

         o the place or places where the principal of and premium, if any, and interest on the senior debt securities will be payable and the senior debt securities may be surrendered for registration of transfer or exchange;

         o any applicable redemption provisions that would permit us to elect redemption of the senior debt securities prior to their final maturity;

         o whether a sinking fund will be established, which means that monies will be deposited on a regular basis in a separate custodial account that would be used by us to redeem the senior debt securities prior to their final maturity;

         o whether the senior debt securities will be convertible into or exchangeable for shares of common stock, and if so, the terms and conditions upon which the senior debt securities will be convertible or exchangeable;

         o the identity of each security registrar and paying agent, if other than or in addition to the senior trustee;

         o if the amount of principal of or any premium or interest on the senior debt securities may be determined by reference to an index or pursuant to a formula, the manner in which those amounts shall be determined;

         o the denominations in which the senior debt securities will be issued;

         o any changes to or additional events of default under the senior indenture or covenants, and any change in the right of the senior trustee or the holders to declare the principal of or any premium or interest on the senior debt securities due and payable;

         o if less than the principal amount, the portion of the principal payable upon acceleration of the senior debt securities following an event of default;

         o whether the senior debt securities are to be issued in whole or in part in the form of one or more global securities;

         o whether the provisions described under the heading "Defeasance Provisions" on page 19 of this prospectus apply to the senior debt securities;

         o the name and address of the senior trustee with respect to the senior debt securities; and

         o        any other terms of the senior debt securities.

Redemption

         The prospectus supplement will describe the provisions, if any, for redemption of the senior debt securities at our option.

         Unless otherwise described in the prospectus supplement, we are not required to make mandatory redemption or sinking fund payments. The prospectus supplement will describe the provisions, if any, regarding sinking fund provisions.

         The senior indenture provides that we may:

         o deliver outstanding senior debt securities, with similar terms, of a series (other than any previously called for redemption); and

         o apply as a credit senior debt securities, with similar terms, of a series which have been redeemed either (i) at our election pursuant to the terms of those senior debt securities, or (ii) through the application of permitted optional sinking fund payments pursuant to the terms of those senior debt securities, in each case, in satisfaction of all or any part of any required sinking fund payment with respect to the senior debt securities, with similar terms, of the same series.

         The senior indenture provides that, if less than all of the senior debt securities of any series are to be redeemed at any time, selection of the senior debt securities for redemption will be made by the senior trustee on:

         o a pro rata basis (and in a manner that complies with applicable legal and stock exchange requirements, if any); or

         o by any other method as the senior trustee shall deem fair and appropriate.

         Portions of the senior debt securities selected for redemption shall be in amounts of $1,000 or in multiples of $1,000, except that if all of the senior debt securities of a holder are to be redeemed, the entire outstanding amount shall be redeemed.

         Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of senior debt securities to be redeemed at its registered address. If any senior debt security is to be redeemed in part only, the notice of redemption that relates to the senior debt security shall state the portion of the principal amount of the senior debt security to be redeemed. A new senior debt security, with similar terms and of the same series, in principal amount equal to the unredeemed portion of the original senior debt security, if any, will be issued in the name of the holder of the new senior debt security upon cancellation of the original senior debt security.

         On and after the redemption date, interest will no longer accrue on senior debt securities or any part of the senior debt securities called for redemption unless we default in the payment of the redemption price and accrued interest.

Repurchase at the Option of Holders

         The senior indenture does not contain provisions that require us to repurchase senior debt securities at the option of the holders of the senior debt securities.

         The senior indenture provides that:

         o        if repurchase rights are provided for, and

         o if the amounts deposited in connection with the repurchase rights are insufficient to pay the repurchase price of all senior debt securities of the applicable series having repurchase rights, then, the senior trustee shall select senior debt securities to be repurchased on a pro rata basis from the holders who have repurchase rights and who elect to exercise the repurchase rights (and in a manner that complies with any applicable legal and stock exchange requirements).

Conversion and Exchange

         Unless otherwise described in the prospectus supplement, the senior debt securities are not convertible or exchangeable for our common stock.

Certain Covenants

Merger, Consolidation, or Sale of Assets

         The senior indenture provides that we may not merge with another company or sell or lease all of our property to another company unless:

         o We are the continuing corporation, or the successor corporation is a domestic corporation and expressly assumes the payment of principal and interest on the senior debt securities and the performance and observance of all the covenants and conditions of the senior indenture binding on us; and

         o immediately after such transaction, we, or the successor corporation, is not in default in the performance of a covenant or condition in the senior indenture.

Reports

         The senior indenture provides that as long as any senior debt securities are outstanding, we will file with the senior trustee and furnish to the holders of senior debt securities all reports on Forms 8-K, 10-Q and 10-K and all proxy statements that we file with the SEC. If we are no longer subject to Section 13 or 15(d) of the Exchange Act, we will not be obligated to provide these reports to the senior trustee and holders.

Absence of Certain Covenants

         The prospectus supplement will specify any additional restrictive covenants applicable to the senior debt securities. The senior indenture does not contain provisions permitting the holders of senior debt securities to require us to repurchase or redeem the senior debt securities in the event of a takeover, recapitalization or similar restructuring, highly leveraged transaction, or downgrading of our debt ratings.

Events of Default; Remedies

         The senior indenture provides that each of the following constitutes an event of default:

         o failure to pay interest on any senior debt security of that series for 30 days after the payment is due;

         o failure to pay the principal of or premium, if any, on any senior debt security of that series when due;

         o failure to deposit any mandatory sinking fund payment, when due on senior debt securities of that series;

         o failure to comply with the provisions described above under the heading "Description of Senior Debt Securities--Certain Covenants--Merger, Consolidation, or Sale of Assets";

         o failure by us to comply with any of its other agreements in the senior indenture or the senior debt securities for 60 days after notice from the senior trustee or holders of at least 25% of the principal amount of the outstanding senior debt securities of that series;

         o certain events of bankruptcy or insolvency with respect to us or any of our subsidiaries and

         o any other event of default that may be specified for the senior debt securities of that series when that series is created.

If an event of default under the senior indenture occurs on outstanding senior debt securities of a particular series and continues, the senior trustee or holders of at least 25% of that series of senior debt securities may declare the principal amount of all senior debt securities in that series to be due and payable immediately. Under certain circumstances, holders of a majority of the senior debt securities in a series may rescind a declaration.

         Notwithstanding the foregoing, in the case of an event of default arising from certain events of bankruptcy or insolvency with respect to us or any of our subsidiaries, all principal, premium, if any, and interest on outstanding senior debt securities will become due and payable without further action or notice.

         Except in the case of a default in payment, the senior trustee may withhold notice if it determines that withholding notice is in best interest of the holders of the senior debt securities.

         If an event of default occurs under the senior indenture which event of default:

         o occurs as a result of our or our subsidiaries willful action (or inaction); and

         o results in the avoidance of the payment of any premium that we would have had to pay upon redemption of senior debt securities then, an equivalent premium shall also become immediately due and payable if the senior debt securities are repaid.

         The holders of a majority in principal amount of the outstanding senior debt securities of any series may waive the rights of all holders with respect to circumstances that constitute an event of default or will constitute an event of default with notice and the passage of time. The holders must waive the rights in a written notice to the senior trustee. Holders of a majority of the securities cannot, however, waive the rights of all holders relating to these events if they involve a default in payment obligations. Any waivers that are given will not apply to any subsequent default or unrelated default and will not impair any future rights if those types of defaults occur.

         Holders of a majority in principal amount of the outstanding senior debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any trust or power conferred on, the senior trustee with respect to the series. However, the senior trustee may refuse to follow any direction that conflicts with law or the senior indenture. The senior trustee may take any other action which it deems proper which is not inconsistent with any direction given.

         A holder of any senior debt security of any series will have the right to institute any proceeding with respect to the senior indenture or for any remedy only if:

         o the holder gives written notice to the senior trustee of a continuing event of default under the senior indenture with respect to that series;

         o the holders of at least 25% in principal amount of the outstanding senior debt securities of the series make a written request to the senior trustee to pursue the remedy;

         o the holder or holders offer and, if requested, provide the senior trustee indemnity satisfactory to the senior trustee against any loss, liability or expense;

         o the senior trustee does not comply with the request within 60 days after receiving the request and the offer and, if requested, the provision of indemnity; and

         o the senior trustee has not received directions inconsistent with the request from the holders of a majority in principal amount of the outstanding senior debt securities of the series during the 60-day period.

The senior indenture also provides that a holder may not use the senior indenture to prejudice the rights of another holder or to obtain a preference or priority over another holder.

         We are required to deliver to the senior trustee an annual certificate, signed by an officer, about any default by us under any provisions of the senior indenture.

Certain Provisions Applicable to Senior Trustee

         The senior indenture provides that prior to an event of default under the senior indenture, the senior trustee is required to perform only the specific duties stated in the senior indenture. Upon an event of default under the senior indenture, the senior trustee must exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The senior trustee may in good faith conclusively rely, as to the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the senior trustee which conforms to the requirements of the senior indenture. However, the senior trustee is required to examine such certificates and opinions to determine whether or not they conform to the requirements of the senior indenture.

         The senior indenture provides that the senior trustee may resign at any time or may be removed by us or by the holders of a majority in principal amount of the outstanding senior debt securities of a series by notice delivered to us and the senior trustee. The senior indenture also provides that the senior trustee must resign if it ceases to meet certain qualifications set forth in the senior indenture. In the event of a senior trustee's resignation or removal, we or, if we fail to act, the holders of a majority in principal amount of the outstanding senior debt securities of the applicable series, may appoint a successor senior trustee.

Defeasance Provisions

         The senior indenture includes provisions allowing defeasance of the senior debt securities, which means that we may discharge its entire indebtedness under an agreement, in this case the senior indenture, if specific acts are performed. Specifically, the senior indenture provides that:

         o We shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding senior debt securities of a series, and to have satisfied all its other obligations under the senior debt securities of that series and the senior indenture as it relates to that series ("legal defeasance");

         o We may omit to comply with certain restrictive covenants under the senior indenture and shall have no liability in respect of any term, condition or limitation set forth in any such restrictive covenant, and such omission to comply shall not constitute a default or an event of default with respect to a series of senior debt securities under the senior indenture ("covenant defeasance");

provided that the following conditions shall have been satisfied:

         o We deposit with the senior trustee, in trust, sufficient money or government obligations to pay the principal, interest, any premium and any other sums due on a series of senior debt securities on the dates that the payments are due under the senior indenture and the terms of the senior debt securities of the series;

         o No event of default or default under the senior indenture shall have occurred on the date of the deposit;

         o We shall have delivered to the senior trustee an opinion of counsel which states that (i) holders of senior debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and (ii) after the 91st day following the deposit, the deposited funds will not be subject to the effect of any applicable bankruptcy law;

         o The defeasance shall not result in a breach or violation of, or constitute a default under the senior indenture or any other material agreement or instrument to which we are a party or by which we are bound;

         o We shall have delivered an officers' certificate that states that (i) the deposit was not made with the intent of preferring the holders of the senior debt securities of the series to be defeased over our other creditors and (ii) all conditions precedent applicable to the legal defeasance or the covenant defeasance, as the case may be, have been complied with.

Modification and Amendment of Senior Indenture

         Under the senior indenture, all rights and obligations and the rights of the holders of senior debt securities may be changed. Certain changes require the consent of the holders of not less than a majority in aggregate principal amount of the outstanding senior debt securities of each series of Debt Securities affected by the modification or amendment. The following changes, however, may not be made without the consent of each holder of the outstanding senior debt securities:

         o changes to the stated maturity date of the principal or any interest installment;

         o        reductions in the principal amount or interest due;

         o changes to the place of payment or form of currency regarding payment of principal;

         o impairment of the right to institute suit for the enforcement of payment;

         o reduction of the stated percentage of holders necessary to modify the senior indenture; or

         o modifications to any of these requirements, or modifications to reduce the percentage of outstanding senior debt securities necessary to waive compliance with certain provisions of the senior indenture or to waive certain defaults.

Global Senior Debt Securities

         The senior debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. The specific terms of the depositary arrangements with respect to a series of senior debt securities will be described in the applicable prospectus supplement. See "--Global Securities."

                   Description of Subordinated Debt Securities

General

         This section describes the general terms and provisions of the subordinated debt securities that may be offered by this prospectus. The prospectus supplement will describe the specific terms of the series of the subordinated debt securities offered under that prospectus supplement and any general terms outlined in this section that will not apply to those subordinated debt securities. The provisions of the subordinated indenture are substantially identical in substance to the provisions of the senior indenture, except for the subordination provisions described below, for which there are no counterparts in the senior indenture. See "Description of Debt Securities--Description of Senior Debt Securities." Because this is only a summary, it does not contain all of the details found in the full text of the subordinated indenture and the subordinated debt securities. If you would like additional information you should read the form of subordinated indenture and the form of subordinated debt securities.

Subordination

         Subordinated debt securities will be subordinate and subject in right of payment, in the manner and to the extent set forth in the subordinated indenture, to the prior payment in full of all Senior Debt.

         If we make a distribution to its creditors as a result of:

         o        a liquidation;

         o        a dissolution;

         o        winding up;

         o        a reorganization;

         o        an assignment for the benefit of creditors;

         o        marshalling of assets and liabilities;

         o        any bankruptcy, insolvency or similar proceeding involving us;

then, the holders of Senior Debt will first be entitled to receive payment in full in cash of all obligations due on or to become due on or in respect of all Senior Debt, before the holders of subordinated debt securities are entitled to receive any payment or distribution ("Securities Payments").

         Until the Senior Debt is paid in full, any Securities Payment to which the holders of subordinated debt securities would be entitled will be paid or delivered by us or any other person making the payment or distribution, directly to the holders of Senior Debt for application to all of the Senior Debt then due.

         We may not make any payments on the account of the subordinated debt securities, or on account of the purchase or redemption or other acquisition of the subordinated debt securities, if there has occurred and is continuing a default in the payment of the principal of (or premium, if any) or interest on any Senior Debt.

         In the event that the subordinated trustee receives any Securities Payment prohibited by the subordination provisions of the subordinated indenture, the payment will be held by the subordinated trustee in trust for the benefit of, and will immediately be paid over upon written request to, the holders of Senior Debt or their representative or representatives, or the trustee or trustees under any applicable indenture for application to the payment of Senior Debt. The subordination will not prevent the occurrence of any event of default in respect of the subordinated debt securities.

         For purposes of the foregoing, "Securities Payments" will be deemed not to include:

         o a payment or distribution of our stock or securities provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment which stock or securities are subordinated in right of payment to all then outstanding Senior Debt to the same extent as, or to a greater extent than, the subordinated debt securities are so subordinated as provided in the subordinated indenture; or

         o payments of assets from any defeasance trust which have been on deposit for 90 consecutive days without the occurrence of blockage of payment on any series of subordinated debt securities as described above.

         By reason of the subordination of the subordinated debt securities, in the event of our insolvency, holders of Senior Debt may receive more, ratably, and holders of the subordinated debt securities having a claim pursuant to such securities may receive less, ratably, than our other creditors. There may also be interruption of scheduled interest and principal payments resulting from events of default on Senior Debt.

Certain Definitions

         Set forth below are certain defined terms used in the subordinated indenture. Please refer to the subordinated indenture for a full definition of all such terms.

         "Junior Subordinated Debt" means any indebtedness for money that we have borrowed created or evidenced by an instrument which expressly provides that the indebtedness for money borrowed is subordinated in right of payment to the subordinated debt securities.

         "Senior Debt" means all indebtedness for money that we have borrowed, except

         o indebtedness for money borrowed under the subordinated debt securities and junior subordinated debt securities; and

         o indebtedness for money borrowed (including, without limitation, any Junior Subordinated Debt) created or evidenced by an instrument which expressly provides that the indebtedness for money borrowed is subordinated in right of payment to any other indebtedness for money borrowed of us.

Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include:

         o any indebtedness for money that we have borrowed from any of our subsidiaries or certain other affiliates; and

         o any indebtedness for money borrowed incurred for the purchase of goods or materials or for services obtained in the ordinary course of business (other than with the proceeds of revolving credit borrowings permitted by the subordinated indenture).

                                Global Securities

         This section summarizes the terms and provisions of series of debt securities issued, in whole or in part, in the form of global securities deposited with, or on behalf of, The Depository Trust Company, referred to in this prospectus as "DTC." DTC is a limited-purpose trust company organized under the New York Banking Law that is a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC and to facilitate the settlement among participants of transactions in deposited securities through electronic computerized book-entry changes in participants' accounts. This computerized process eliminates the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. These entities are considered to be "direct participants" of DTC. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others, known as "indirect participants," such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

         DTC may act as securities depositary for the debt securities offered under this prospectus. Each debt security represented by a global security is referred to as a book-entry security. Upon initial issuance, all book-entry securities of the same series, bearing interest, if any, at the same rate or pursuant to the same formula, and having the same date of issuance, redemption provisions, repayment provisions, stated maturity and other terms, will be represented by one or more global securities. Each global security representing book-entry securities will be deposited with or on behalf of DTC and will be registered in the name of DTC or a nominee of DTC. Unless otherwise specified in the applicable prospectus supplement, all book-entry securities will be denominated in U.S. dollars.

         Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC's records. The ownership interest of each actual purchaser, whom we refer to as a "beneficial owner," is in turn recorded on the direct and indirect participants' records. DTC has no knowledge of the identity of the actual beneficial owners of the debt securities; its records reflect only the identity of the direct participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers. Beneficial owners will not receive certificates representing their ownership interests in book-entry securities, unless use of the book-entry system is discontinued for the relevant securities. Beneficial owners will not receive written confirmation from DTC of their purchases, but are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased the debt securities. Transfers of ownership interests in the debt securities will be accomplished by entries on the books of participants acting on behalf of beneficial owners.

         Payments of principal, any premium and interest on book-entry securities will be made directly to DTC or its nominee, as the case may be, as the sole registered holder of the book-entry securities. We understand that DTC's practice is to credit direct participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payments on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices. Neither we nor the trustee or any paying or other agent of either of us will be responsible or liable for:

         o any aspect of DTC's records relating to, or payments made on account of, its participants;

         o maintaining, supervising or reviewing any of DTC's records relating to the interests of its participants; or

         o any other aspect of the relationship between DTC and its participants, or the relationship between DTC's participants and the beneficial owners.

         Beneficial owners will not be considered the registered holders of the debt securities for any purpose under the applicable indenture. Accordingly, each beneficial owner must rely on the procedures of DTC or, if the beneficial owner is not a participant, on the procedures of the participant through which the beneficial owner owns its interest, to exercise any rights of a registered holder under the applicable indenture. The laws of some jurisdictions require that some purchasers of securities take physical delivery of the securities in certificated form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

         As the registered holder of each global security, DTC may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action that a registered holder is entitled to give or take under the applicable indenture. It is our understanding that under existing industry practices, if we request that the registered holders take any action, or if a beneficial owner desires to give or take any action that a registered holder is entitled to give or take, then DTC would authorize the participants holding the relevant beneficial interests to give or take such action and the participants would authorize beneficial owners owning through them to give or take the action or would otherwise act upon the instructions of the beneficial owners.

         No global security representing book-entry securities may be exchanged or transferred, except as a whole by a nominee of DTC to DTC or another of its nominees, or by DTC or its nominees to a successor of DTC or a nominee of the successor.

         We may, at our option, decide to discontinue use of the system of book-entry transfers. DTC may discontinue providing its services as securities depositary with respect to any of the debt securities at any time by giving reasonable notice to us and the relevant trustee. After an event of default, the system of book-entry transfers may be terminated. In each case, if a successor securities depositary is not obtained, certificates representing the debt securities will be printed and delivered as DTC's participants direct.

                        DESCRIPTION OF DEPOSITARY SHARES

         This section summarizes the general provisions of the depositary shares represented by depositary receipts that may be offered by this prospectus, including the related deposit agreement. The prospectus supplement will describe the specific terms of the depositary shares offered under that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares. Because this is only a summary, it does not contain all of the details found in the full text of the depositary receipts and the deposit agreement. If you would like additional information, you should read the applicable forms of depositary receipt and deposit agreement, which will be filed or incorporated by reference as exhibits to the registration statement to which this prospectus relates.

General

         We may offer fractional interests in preferred stock, rather than full shares of preferred stock. If we do so, we will provide for the issuance to the public by a depositary of depositary receipts evidencing depositary shares. Each depositary share will represent a fractional interest in a share of a particular series of preferred stock.

         The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million. The prospectus supplement will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

         While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts, although not in final form. The holders of temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of temporary depositary receipts can exchange them for final depositary receipts at our expense.

Withdrawal of Preferred Stock

         If you surrender depositary receipts at the principal office of the depositary you will be entitled to receive at that office the number of shares of preferred stock and any money or other property then represented by the depositary shares, unless the depositary shares have been called for redemption. We will not, however, issue any fractional shares of preferred stock. Accordingly, if you deliver depositary receipts for a number of depositary shares that, when added together, represents more than a whole number of shares of preferred stock, the depositary will issue to you a new depositary receipt evidencing the excess number of depositary shares at the same time as you receive your preferred stock. You will no longer be entitled to deposit the shares of preferred stock you have withdrawn under the deposit agreement or to receive depositary shares in exchange for those shares of preferred stock. There may be no market for the withdrawn shares of preferred stock.

Dividends and Other Distributions

         The depositary will distribute all cash dividends or other cash distributions received with respect to the deposited preferred stock, less any taxes required to be withheld, to the record holders of the depositary receipts in proportion to the number of the depositary shares owned by each holder on the relevant date. The depositary will distribute only the amount that can be distributed without attributing to any holder a fraction of one cent. Any balance will be added to the next sum to be distributed to holders of depositary receipts.

         If there is a distribution other than in cash, the depositary will distribute property to the holders of depositary shares, unless the depositary determines that it is not practical to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

         The deposit agreement will contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary shares.

Redemption and Repurchase of Deposited Preferred Stock

         If any series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the redemption proceeds, in whole or in part, of the series of preferred stock held by the depositary. The depositary will mail a notice of redemption between 30 and 60 days prior to the date fixed for redemption to the record holders of the depositary receipts to be redeemed at their addresses appearing in the depositary's records. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depository by lot or pro rata or other equitable method, as we determine.

         After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, the holders will have no rights other than the right to receive money or other property that they were entitled to receive upon redemption. The payments will be made when holders surrender their depositary receipts to the depositary.

         Depositary shares are not subject to repurchase at the option of the holders. However, if shares of preferred stock underlying the depositary shares become subject to repurchase at the option of the holders, the holders may surrender their depositary receipts to the depositary and direct the depositary to instruct us to repurchase the deposited preferred stock at the price specified in the prospectus supplement. If we have sufficient funds available, we will, upon receipt of the instructions, repurchase the requisite whole number of shares of preferred stock from the depositary, which will, in turn, repurchase the depositary receipts. However, holders of depositary receipts will only be entitled to request the repurchase of a number of depositary shares that represents in total one or more whole shares of the underlying preferred stock. The repurchase price per depositary share will equal the repurchase price per share of the underlying preferred stock multiplied by the fraction of that share represented by one depositary share. If the depositary shares evidenced by any depositary receipt are repurchased in part only, the depositary will issue one or more new depositary receipts representing the depositary shares not repurchased.

Voting of Deposited Preferred Stock

         Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail information about the meeting to the record holders of the related depositary shares. Each record holder of depositary shares on the record date (which will be the same date as the record date for the holders of the related preferred stock) will be entitled to instruct the depositary as to how the preferred stock underlying the holder's depositary shares should be voted. The depositary will try, if practicable, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions it receives. We will agree to take all action requested and considered necessary by the depositary to enable it to vote the preferred stock in that manner. The depositary will not vote any preferred stock for which it does not receive specific instructions from the holders of the depositary shares.

Conversion and Exchange of Deposited Preferred Stock

         If we provide for the exchange of the preferred stock underlying the depositary shares, the depositary will exchange, as of the same exchange date, that number of depositary shares representing the preferred stock to be exchanged, so long as we have issued and deposited with the depositary the securities for which the preferred stock is to be exchanged. The exchange rate per depositary share will equal the exchange rate per share of the underlying preferred stock multiplied by the fraction of that share represented by one depositary share. If less than all of the depositary shares are exchanged, the depositary shares to be exchanged will be selected by the depositary by lot or pro rata or other equitable method, as we determine. If the depositary shares evidenced by a depositary receipt are exchanged in part only, the depositary will issue one or more new depositary receipts representing the depositary shares not exchanged.

         Depositary shares may not be converted or exchanged for other securities or property at the option of the holders. However, if shares of preferred stock underlying the depositary shares are converted into or exchanged for other securities at the option of the holders, the holders may surrender their depositary receipts to the depositary and direct the depositary to instruct us to convert or exchange the deposited preferred stock into the whole number or principal amount of securities specified in the applicable prospectus supplement. Upon receipt of instructions, we will cause the conversion or exchange and deliver to the holders the whole number or principal amount of our securities and cash in lieu of any fractional security. The exchange or conversion rate per depositary share will equal the exchange or conversion rate per share of the underlying preferred stock multiplied by the fraction of that preferred share represented by one depositary share. If we convert or exchange only some of the depositary shares evidenced by a depositary receipt, we will issue a new depositary receipt evidencing any depositary shares not converted or exchanged.

Amendment and Termination of the Deposit Agreement

         The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless the amendment has been approved by the record holders of at least a majority of the depositary shares. A deposit agreement may be terminated only if all related outstanding depositary shares have been redeemed or there has been a final distribution on the underlying preferred stock in connection with our liquidation, dissolution or winding up, and the distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary

         We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer and other taxes and governmental charges and any other charges that are stated in the deposit agreement to be their responsibility.

Miscellaneous

         The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the underlying preferred stock.

         Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and the depositary's obligations under the deposit agreement will be limited to the performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants or upon information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

         The depositary may resign at any time by delivering notice to us. We also may at any time remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery to us of notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

                       DESCRIPTION OF SECURITIES WARRANTS

         We may issue warrants for the purchase of debt securities, preferred stock or common stock. This section summarizes the general terms and provisions of the securities warrants, warrant agreements and warrant certificates. Because this is only a summary, it does not contain all of the details found in the full text of the warrant agreements and the warrant certificates. If you would like additional information, you should read the applicable form of warrant agreement and form of warrant certificate, which will be filed or incorporated by reference as exhibits to the registration statement to which this prospectus relates.

         We may issue securities warrants alone or together with other securities offered by the prospectus supplement. Securities warrants may be attached to or separate from those securities. Each series of securities warrants will be issued under a separate warrant agreement between us and a bank or trust company, as warrant agent, as described in the prospectus supplement. The warrant agent will act solely as our agent in connection with the securities warrants and will not act as an agent or trustee for any holders or beneficial owners of the securities warrants.

General

         If we offer securities warrants, the applicable prospectus supplement will describe the terms of the warrants. If securities warrants for the purchase of debt securities are offered, the prospectus supplement will describe the terms of those securities warrants, including the following, if applicable:

         o        the offering price;

         o the currencies in which the securities warrants will be offered;

         o the designation, total principal amount, currencies, denominations and terms of the series of debt securities that may be purchased upon exercise of the securities warrants;

         o the designation and terms of any series of securities with which the securities warrants are being offered, and the number of securities warrants offered with each security;

         o the date on and after which the holder of the securities warrants can transfer them separately from the related series of securities;

         o the principal amount of the series of debt securities that may be purchased if a holder exercises the securities warrants and the price at which and currencies in which the principal amount may be purchased upon exercise;

         o the date on which the right to exercise the securities warrants begins and expires;

         o whether the securities warrants will be issued in registered or bearer form;

         o        a discussion of material U.S. federal income tax consequences;
                  and

         o        any other terms of the securities warrants.

         If we offer securities warrants for the purchase of preferred stock or common stock, the prospectus supplement will set forth the specific terms and provisions of those securities warrants, including the following if applicable:

         o        the offering price;

         o the total number of shares that may be purchased if all of the holders exercise the securities warrants and, in the case of securities warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise of the securities warrants;

         o the designation and terms of the series of securities with which the securities warrants are being offered, and the number of securities warrants being offered with each security;

         o the date on and after which the holder of the securities warrants can transfer them separately from the related series of securities;

         o the number of shares of preferred stock or common stock that may be purchased if a holder exercises any one securities warrant and the price at which the preferred stock or common stock may be purchased upon exercise;

         o the date on which the right to exercise the securities warrants begins and expires;

         o a discussion of any material U.S. federal income tax consequences; and

         o        any other terms of the securities warrants.

Securities warrants for the purchase of preferred stock or common stock will be offered and exercisable for U.S. dollars only and will be in registered form only.

         A holder of warrant certificates may:

         o exchange them for new warrant certificates of different denominations;

         o present them for registration of transfer, if they are in registered form; and

         o exercise them at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement.

Until any securities warrants to purchase debt securities are exercised, holders of the securities warrants will not have any of the rights of holders of debt securities, including any right to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any securities warrants to purchase preferred stock or common stock are exercised, holders of the securities warrants will not have any rights of holders of the underlying preferred stock or common stock, including any right to receive payments of dividends or to exercise any voting rights.

Exercise of Securities Warrants

         Each holder of a securities warrant is entitled to purchase the principal amount of debt securities or number of shares of preferred stock or common stock, as the case may be, at the exercise price described in the prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised securities warrants will become void.

         Holders of securities warrants may exercise them by:

         o delivering to the warrant agent the payment required to purchase the underlying securities, as stated in the applicable prospectus supplement;

         o properly completing and signing the reverse side of their warrant certificate(s); and

         o delivering their warrant certificate(s) to the warrant agent within the time specified by the prospectus supplement.

If you comply with the procedures described above, your securities warrants will be considered to have been exercised when we receive payment of the exercise price. As soon as practicable after you have completed these procedures, we will issue and deliver to you the debt securities, preferred stock or common stock, as the case may be, that you purchased upon exercise. If you exercise fewer than all of the securities warrants represented by a warrant certificate we will issue to you a new warrant certificate for the unexercised amount of securities warrants.

Amendments and Supplements to Warrant Agreements

         We may amend or supplement a warrant agreement without the consent of the holders of the securities warrants if the changes are not inconsistent with the provisions of the securities warrants and do not adversely affect the interests of the holders.

Common Stock Warrant Adjustments

         The exercise price of, and the number of shares of common stock covered by, a common stock warrant will be adjusted in the manner set forth in the applicable prospectus supplement if certain events occur, including:

         o if we issue capital stock as a dividend or distribution on the common stock;

                  o        if we subdivide or combine the common stock;

                  o if we issue rights or warrants to all holders of common stock entitling them (within the period expiring 45 days after the record date for determining the stockholders entitled to receive the rights or warrants) to subscribe for or purchase common stock at less than the current market price, as defined in the warrant agreement; or

                  o if we distribute to all holders of common stock evidences of our indebtedness or our assets (excluding some cash dividends and distributions described below) or rights or warrants (excluding those referred to above).

If we distribute any rights or warrants to acquire capital stock, as described above, pursuant to which separate certificates representing the rights will be distributed after the initial distribution of the rights, the subsequent distribution will be considered to be the actual distribution. However, instead of adjusting the exercise price of and the number of shares of common stock covered by a common stock warrant upon a distribution of separate certificates representing the right to acquire capital stock, we may make arrangements so that:

                  o each holder of a common stock warrant who exercises the warrant, or any portion of it, before the record date for the distribution of separate certificates will be entitled to receive shares of common stock issued with the rights; and

                  o each holder of a common stock warrant who exercises the warrant, or any portion of it, after the record date but before the date the rights expire or are redeemed or terminated will be entitled to receive, in addition to the shares of common stock underlying the warrant, the same number of rights as would the holder of the number of shares of common stock to which the warrant holder would have been entitled if he or she exercised the warrant immediately before the record date for the distribution.

Common stock owned by or held on our account or that of any majority-owned subsidiary will not be considered to be outstanding for the purpose of any adjustment.

         The exercise price and number of shares of common stock underlying a common stock warrant will not be adjusted if cash dividends or distributions are made regularly. An adjustment will not be required unless it results in a change of 1% or more of the exercise price. Any required adjustment that is not made will be carried forward and taken into account in any subsequent adjustment. Moreover, any adjustment that is not made at the time of the event requiring the adjustment must be made no later than three years after the occurrence of the event. Except as stated above, the exercise price and number of shares of common stock underlying a common stock warrant will not be adjusted for the issuance of common stock or securities convertible into or exchangeable for common stock, or securities carrying the right to purchase any of the foregoing.

         If one of the following occurs:

                  o a reclassification or change of the common stock, other than changes in par value;

                  o a consolidation or merger involving us except where we are the continuing corporation and reclassification or change of the common stock is involved; or

                  o a sale or conveyance to another corporation of all or substantially all of our property and assets;

then the holders of the common stock warrants will be entitled to convert their common stock warrants into the kind and amount of securities or property that they would have received upon the reclassification, change, consolidation, merger, sale or conveyance, had the common stock warrants been exercised immediately before the reclassification, change, consolidation, merger, sale or conveyance.

                              PLAN OF DISTRIBUTION

         We may offer and sell the securities offered by this prospectus in any of three ways:

                  o        through agents;

                  o        through underwriters or dealers; or

                  o        directly to one or more purchasers.

The securities may be distributed from time to time in one or more transactions at negotiated prices, at a fixed price (that is subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale, or at prices related to the prevailing market prices.

         The applicable prospectus supplement will set forth the specific terms of the offering of securities, including:

                  o        the securities offered;

                  o        the price of the securities;

                  o        the proceeds to us from the sale of the securities;

                  o the names of the securities exchanges, if any, on which the securities are listed;

                  o        the name of underwriters or agents;

                  o any underwriting discounts, agency fees or other compensation to underwriters or agents; and

                  o any discounts or concessions allowed or paid to dealers.

         We may authorize underwriters, dealers and agents to solicit offers from specified institutions to purchase the securities from us at the public offering price listed in the applicable prospectus supplement. These sales may be made under "delayed delivery contracts" that provide for payment and delivery on a specified future date. Any contracts like this will be subject to the conditions listed in the prospectus supplement. The prospectus supplement also will state the commission to be paid to underwriters, dealers and agents who solicit these contracts.

         Any underwriter, dealer or agent who participates in the distribution of an offering of securities may be considered by the SEC to be an underwriter under the Securities Act. Any discounts or commissions received by an underwriter, dealer or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act. Under agreements with us, underwriters, dealers and agents may be entitled to indemnification by us against some civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents also may be entitled to contributions for any payments the underwriters, dealers or agents are required to make with respect to some civil liabilities, including liabilities under the Securities Act. Underwriters and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

         Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase any offered securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

         Unless otherwise indicated in the applicable prospectus supplement, all securities offered by this prospectus, other than the common stock, will be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities. However, these underwriters will not be obligated to make a market in the securities and may discontinue any market-making at any time without notice. We cannot assure you that the trading market for any of the securities will be or remain liquid at any time.

                                     EXPERTS

         Our consolidated financial statements incorporated by reference in our Annual Report on Form 10-K as of March 31, 2000 and 2001, and for the years then ended, have been audited by Ernst & Young LLP, independent auditors, and for the year ended March 31, 1999 by McGladrey & Pullen, LLP, independent auditors, as set forth in their reports thereon included or incorporated therein by reference and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP and McGladrey & Pullen, LLP pertaining to such financial statements to the extent covered by consents filed with the Securities and Exchange Commission given on the authority of such firms as experts in accounting and auditing.

                                  LEGAL MATTERS

         The validity of the securities will be passed upon for us by Dorsey & Whitney LLP, Minneapolis, Minnesota.

                       WHERE YOU CAN FIND MORE INFORMATION

         Federal securities law requires the filing of certain information with the SEC, including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, DC 20549. You can also copy and inspect such reports, proxy statements and other information at the following regional offices of the SEC:

         New York Regional Office          Chicago Regional Office
         Woolworth Building                Citicorp Center
         233 Broadway                      500 West Madison Street, Suite 1400
         New York, NY 10048                Chicago, Illinois 60661

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the SEC's web site at http://www.sec.gov.

         This prospectus and the accompanying prospectus supplements are part of a registration statement we filed with the SEC (Registration No. 333-_________), which is also available at the SEC locations listed above and on the SEC's web site.

         The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of any offering of the securities:

         a. Annual Report on Form 10-K for the year ended March 31, 2001, filed June 29, 2001;

         b. Quarterly Reports on Form 10-Q for the quarters ended June 30, 2001, filed August 13, 2001, and September 30, 2001, filed November 9, 2001;

         c. the description of our common stock contained in our registration statement on Form 8-A filed August 2, 2000; and

         d. the description of our form of Rights Agreement contained on our registration statement (File No. 333-37162) on Form S-1 filed on May 16, 2000.

         You may request a free copy of any of the above filings by writing or calling:

                                  Pemstar Inc.
                           3535 Technology Drive N.W.
                               Rochester, MN 55901
                              Attention: Secretary
                                 (507) 288-6720

         You should rely only on the information incorporated by reference or provided in this prospectus and the accompanying prospectus supplement. We have not authorized anyone else to provide you with information that is different. We are only offering the securities in states where it is legal to offer and sell them. You should not assume that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the date on the cover page of the document. If any statement in one of these documents is inconsistent with a statement in another document having a later date--for example, a prospectus supplement or a document incorporated by reference in this prospectus--the statement in the document having the later date modifies or supersedes the earlier statement.

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

         The table below sets forth expenses in connection with the issuance and distribution of the securities registered by this prospectus. All fees and expenses other than the SEC registration fee are estimated and subject to future contingencies. The expenses listed will be paid by Pemstar.

SEC Registration Fee.........................................    $ 47,800
Accounting Fees and Expenses.................................      50,000
Legal Fees and Expenses......................................     100,000
Printing Expenses............................................       5,000
Blue Sky and legal investment fees and related expenses......      10,000
Miscellaneous (including listing fees, if applicable)........      12,200
                                                                 --------
         Total...............................................    $225,000

Item 15. Indemnification of Directors and Officers

         Section 302A.521 of the Minnesota Business Corporation Act requires corporations to indemnify any person who is made or threatened to be made a party to any proceeding, by reason of the person's former or present official capacity, against judgments, penalties, fines, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding this right of indemnification, and reference is made to Section 302A.521 for a complete statement of indemnification rights. The general effect of Minnesota Statutes Section 302A.521 is to require Pemstar to reimburse (or pay on behalf of) our directors and officers with respect to any personal liability that may be imposed on them for certain acts performed in their capacity as our directors and officers, except where they have not acted in good faith.

         Article 7 of our articles of incorporation, as amended, provides that our directors are not liable for monetary damages except for liability (i) for a breach of loyalty to Pemstar or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 302A.559 of the Minnesota Business Corporations Act or Minnesota Statutes 80A.23, (iv) for a transaction from which the director derived an improper personal benefit or (v) for any act or omission occurring prior to June 19, 2000. Section 3.14 of our bylaws provides that Pemstar will indemnify its directors and officers in the manner and to the extent provided by law.

         In addition, Article 7 provides that, if the Minnesota Business Corporation Act is amended to eliminate or limit a director's liability, then the directors shall have no liability (or the director's liability will be so limited) to the fullest extent permitted. No repeal to the provisions of Article 7, nor, to the fullest extent permitted by law, any modification of law, shall adversely affect any right or protection of a director existing at the time of such repeal or modification.

Item 16. Exhibits

Exhibit
Number            Description
-------           -----------

3.1 Articles of Incorporation, as amended, of the Company (filed herewith).

3.2 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (File No. 333-37162)).

4.1 Form of Certificate of Common Stock of the Company (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (File No. 333-37162)).

4.2 Rights Agreement, dated as of August 11, 2000, between the Company and Wells Fargo Bank, N.A., as Rights Agent (filed herewith).

4.3 Amended and Restated Loan and Security Agreement, dated as of June 28, 2001, between the Company U.S. Bank National Association (incorporated by reference to Exhibit 10.ii to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (File No. 000-31223)).

4.4 Amended and Restated Revolving Credit Agreement, dated as of June 29, 2001, by and among IBM Credit Corporation, the Company and Turtle Mountain Corporation (incorporated by reference to Exhibit 10.i to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (File No. 000-31223)).

4.5 ING Bank District Oost Nederland Credit Facility, dated May 26, 1999 (incorporated by reference to Exhibit 4.5 to the Company's Registration Statement on Form S-1 (File No. 333-37162)).

4.6 The Company agrees to furnish supplementally to the Securities and Exchange Commission upon request a copy of any instrument defining the rights of holders of long-term debt not being filed as an exhibit in reliance on Item 601(b)(4)(iii)(A) of Regulation S-K (incorporated by reference to Exhibit 4.6 to the Company's Registration Statement on Form S-1 (File No. 333-37162)).

4.7 Form of Indenture relating to Senior Debt Securities (filed herewith).

4.8               Form of Indenture relating to Subordinated Debt Securities
                  (filed herewith).

4.9 Form of Common Stock Warrant Agreement (to be filed by amendment or in a Current Report on Form 8-K).

4.10 Form of Preferred Stock Warrant Agreement (to be filed by amendment or in a Current Report on Form 8-K).

4.11 Form of Debt Securities Warrant Agreement (to be filed by amendment or in a Current Report on Form 8-K).

4.12 Form of Deposit Agreement (to be filed by amendment or in a Current Report on Form 8-K).

5.1 Opinion and consent of Dorsey & Whitney LLP regarding the legality of the securities (filed herewith).

12.1              Statement regarding computation of ratios (filed herewith).

16.1 Statement Regarding Change in Certifying Accountant (incorporated by reference to Exhibit 16.1 to the Company's Registration Statement on Form S-1 (File No. 333-60832)).

21.1 Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to the Company's Registration Statement on Form S-1 (File No. 333-60832)).

23.1              Consent of Ernst & Young LLP (filed herewith).

23.2              Consent of McGladrey & Pullen, LLP (filed herewith).

23.3              Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

24.1              Power of Attorney (filed herewith).

Item 17. Undertakings

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes that:

         (1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

         (2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of Minnesota, on December 17, 2001.

                                           PEMSTAR INC.

                                           /s/ Allen J. Berning
                                           ------------------------------------
                                           Allen J. Berning
                                           Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                  Name                                           Title                                Date
                  ----                                           -----                                ----

/s/ Allen J. Berning
-----------------------------------------        Chairman, Chief Executive Officer and          December 17, 2001
Allen J. Berning                                 Director (principal executive officer)


/s/ William J. Kullback
-----------------------------------------        Executive Vice President--Finance and          December 17, 2001
William J. Kullback                              Chief Financial Officer (principal
                                                 financial officer)


                  *                              Director                                       December 17, 2001
-----------------------------------------
Robert R. Murphy

                  *                              Director                                       December 17, 2001
-----------------------------------------
Steve V. Petracca

                  *                              Director                                       December 17, 2001
-----------------------------------------
Karl D. Shurson

                  *                              Director                                       December 17, 2001
-----------------------------------------
Robert D. Ahmann

                                                 Director                                       December   , 2001
-----------------------------------------
Thomas A. Burton

                                                 Director                                       December   , 2001
-----------------------------------------
Hargopal (Paul) Singh

                  *                              Director                                       December 17, 2001
-----------------------------------------
Gregory S. Lea

                                                 Director                                       December   , 2001
-----------------------------------------
Bruce M. Jaffe


*By: /s/ William J. Kullback
    -------------------------------
        William J. Kullback
         Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit
Number            Description
-------           -----------

3.1 Articles of Incorporation, as amended, of the Company (filed herewith).

3.2 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (File No. 333-37162)).

4.1 Form of Certificate of Common Stock of the Company (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (File No. 333-37162)).

4.2 Rights Agreement, dated as of August 11, 2000, between the Company and Wells Fargo Bank, N.A., as Rights Agent (filed herewith).

4.3 Amended and Restated Loan and Security Agreement, dated as of June 28, 2001, between the Company U.S. Bank National Association (incorporated by reference to Exhibit 10.ii to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (File No. 000-31223)).

4.4 Amended and Restated Revolving Credit Agreement, dated as of June 29, 2001, by and among IBM Credit Corporation, the Company and Turtle Mountain Corporation (incorporated by reference to Exhibit 10.i to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (File No. 000-31223)).

4.5 ING Bank District Oost Nederland Credit Facility, dated May 26, 1999 (incorporated by reference to Exhibit 4.5 to the Company's Registration Statement on Form S-1 (File No. 333-37162)).

4.6 The Company agrees to furnish supplementally to the Securities and Exchange Commission upon request a copy of any instrument defining the rights of holders of long-term debt not being filed as an exhibit in reliance on Item 601(b)(4)(iii)(A) of Regulation S-K (incorporated by reference to Exhibit 4.6 to the Company's Registration Statement on Form S-1 (File No. 333-37162)).

4.7 Form of Indenture relating to Senior Debt Securities (filed herewith).

4.8               Form of Indenture relating to Subordinated Debt Securities
                  (filed herewith).

4.9 Form of Common Stock Warrant Agreement (to be filed by amendment or in a Current Report on Form 8-K).

4.10 Form of Preferred Stock Warrant Agreement (to be filed by amendment or in a Current Report on Form 8-K).

4.11 Form of Debt Securities Warrant Agreement (to be filed by amendment or in a Current Report on Form 8-K).

4.12 Form of Deposit Agreement (to be filed by amendment or in a Current Report on Form 8-K).

5.1 Opinion and consent of Dorsey & Whitney LLP regarding the legality of the securities (filed herewith).

12.1              Statement regarding computation of ratios (filed herewith).

16.1 Statement Regarding Change in Certifying Accountant (incorporated by reference to Exhibit 16.1 to the Company's Registration Statement on Form S-1 (File No. 333-60832)).

21.1 Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to the Company's Registration Statement on Form S-1 (File No. 333-60832)).

23.1              Consent of Ernst & Young LLP (filed herewith).

23.2              Consent of McGladrey & Pullen, LLP (filed herewith).

23.3              Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

24.1              Power of Attorney (filed herwith).